Exhibit 10.3

WARRANT

NEITHER THIS WARRANT NOR THE SECURITIES REPRESENTED BY AND ISSUABLE UNDER THIS WARRANT (COLLECTIVELY, THE “SECURITIES”) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OR PURSUANT TO AN OPINION OF SECURITIES COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE THEREFOR.

NOT EXERCISABLE
AFTER 5:00 P.M. CENTRAL ON APRIL 13, 2017
COSI, INC.
WARRANT TO PURCHASE COMMON STOCK

This is to certify that, FOR VALUE RECEIVED, Milfam II L.P., having an office at 222, Lakeview Avenue, Suite 160-365, West Palm Beach, Florida 33401, or its designee (“holder”), is entitled, subject to the terms of this Warrant, to purchase from Cosi, Inc., a Delaware corporation (the “Company”), at any time or times after 5:00 pm on the date hereof, but prior to April 13, 2017 (the “Warrant Maturity Date”), during business hours on a day on which banking institutions are authorized to conduct business in the City of Deerfield, Illinois, prior to 5:00 pm., Deerfield, Illinois time (each such time, the “Purchase Date”), the Warrant Shares (defined below) at the Per Share Price (defined below).  The number of Warrant Shares to be received upon the exercise of this Warrant and the Per Share Price may be adjusted from time to time as hereinafter set forth.

This Warrant is issued in accordance with the terms and conditions of the Senior Secured Note Purchase Agreement by and between the Company and the original holder of this Warrant as of the date hereof and the Senior Secured Promissory Note issued by the Company to the original holder of this Warrant as of the date hereof (the “Note”). Capitalized terms used but not defined herein shall have the meanings given such terms in the Note.

1.    Warrant Shares.  The shares covered by this Warrant (the “Warrant Shares”) are shares of Common Stock of the Company. The maximum number of Warrant Shares exercisable pursuant to this Warrant shall initially be One Million One Hundred Thousand (1,100,000) shares, subject to adjustment as provided herein; provided that, in no event shall the Company be obligated to issue any Warrant Shares upon the exercise of this Warrant, whether in part of in full, if the issuance of such Warrant Shares, when aggregated with all shares of Common Stock beneficially owned by the holder as of the date of such exercise, would result in holder beneficially owning greater than nineteen and nine tenths percent (19.9%) of the Common Stock of the Company.

2.    Per Share Price. The purchase price for each Warrant Share shall be $0.01 (the “Per Share Price”), subject to adjustment pursuant to Sections 6 and 8.

3.    Exercise of Warrant.

3.1 This Warrant shall be immediately exercisable at the option of holder at any time prior to the Warrant Maturity Date. In case the holder of this Warrant shall exercise all or any part of the purchase right evidenced by this Warrant, the holder shall surrender this Warrant on the Purchase Date with the Form of Exercise attached hereto duly executed by the holder, to the Company at the principal office of the Company, accompanied by payment of the Per Share Price for the number of shares specified in such Form of Exercise, together with any applicable federal and state tax relating to such exercise; provided, however, that the holder may make payment of the Per Share Price by irrevocable instructions to the Company to utilize the Right (as defined below), or a portion thereof, in payment of the Per Share Price.  This Warrant may be exercised in whole or in part.  In case of the exercise in part only, the Company will deliver to the holder a new Warrant of like tenor in the name of the holder evidencing the right to purchase the number of Warrant Shares as to which this Warrant has not been exercised.

3.2 As used in this Agreement, the term “Right” means the holder’s right to utilize a portion of this Warrant to receive from the Company therefor that number of Warrant Shares having an aggregate fair market value equal to: (i) the excess of the fair market value (determined as set forth below) on the date of exercise of one Warrant Share over the Per Share Price, multiplied by (ii) the portion of this Warrant which is so surrendered, stated in writing by the holder as a specified number of Warrant Shares.  The Board of Directors shall be entitled to elect to settle any part or all of the Company’s obligation arising out of the exercise of the Right by the payment of cash or check equal to the aggregate fair market value on the date on which the Right is exercised of that part or all of the Warrant Shares the Company would otherwise be obligated to deliver (in such case holder shall be entitled to use such cash as the Per Share Price for any unexercised portion of this Warrant).  If required by applicable law, the Company shall issue to holder an Internal Revenue Service Form 1099, showing the value of the right so exercised by holder.

3.3 For purposes of this Section 3, the fair market value of one Warrant Share shall equal:

3.3.1 if the Common Stock of the Company traded on a securities exchange or the Nasdaq Stock Market, the fair market value shall be deemed to be the average of the closing prices of the Common Stock of the Company on such exchange or market over the five (5) business days ending immediately prior to the applicable date of valuation; or

3.3.2 if the Common Stock of the Company is not traded on a securities exchange or the Nasdaq Stock Market and there is no active public market, the fair market value shall be the value thereof, as agreed upon by the Company and the holder hereof; provided, however, that if the Company and the holder cannot agree on such value, such value shall be determined by an independent valuation firm experienced in valuing businesses such as the Company and jointly selected in good faith by the Company and the holder.  Fees and expenses of such valuation firm shall be paid for by the Company.

3.4 Notwithstanding anything herein to the contrary, the Company shall not  effect any issuance to the holder of any Warrant Shares, whether as a result of a partial or total exercise of this Warrant, to the extent that shareholder approval for such issuance would be required pursuant to any law, rule or regulation to which the Company is then subject, including Rule 5635 of the Nasdaq Stock Market Rules (or any similar rule), unless and until such shareholder approval has been obtained for such issuance in accordance with such law, rule or regulation.

4.    Delivery of Stock Certificates, etc.  As soon as practicable after any exercise of this Warrant and payment of the sum payable upon such exercise, and in any event within five (5) business days thereafter (subject to procedures required by the Company’s transfer agent), the Company, at its expense, will cause to be issued in the name of and delivered to the holder of this Warrant, or in the name of a permitted transferee as such holder may direct, a certificate or certificates for the number of fully paid and nonassessable Warrant Shares (or other securities or property to which such holder shall be entitled upon such exercise), plus, in lieu of any fractional Warrant Shares to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current fair market value of one full Warrant Share.

5.    Exchange and Transfer of Warrant.  Upon surrender or exchange of this Warrant (in negotiable form, if not surrendered by the holder named on the face hereof) to the Company, and payment of any applicable federal and state income taxes imposed upon or owing from holder, the Company, at its expense, will issue and deliver new Warrants of like tenor, calling in the aggregate for the same number of Warrant Shares, in the denomination or denominations requested to or on the order of such holder and in the name of such holder or as such holder may direct.  Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder of this Warrant as the absolute owner for all purposes without being affected by any notice to the contrary.

6.    Antidilution Provisions.

6.1 Adjustment of Number of Shares.  The number of Warrant Shares to be received upon the exercise of this Warrant and the Per Share Price to be paid shall be subject to adjustment from time to time as follows:

6.1.1 Dividends, Reclassifications, etc.  In case, prior to the expiration of this Warrant by exercise or by its terms, the Company shall at any time issue Warrant Shares as a stock dividend or other distribution, or subdivide the number of outstanding Warrant Shares into a greater number of shares, then, in either of such cases, the Per Share Price of the Warrant Shares purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately reduced and the number of Warrant Shares at that time purchasable pursuant to this Warrant shall be proportionately increased; and conversely, in the event the Company shall contract the number of outstanding Warrant Shares by combining such shares into a smaller number of shares, then, in such case, the Per Share Price of the Warrant Shares purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately increased and the number of Warrant Shares at that time purchasable pursuant to this Warrant shall be proportionately decreased.  If the Company shall, at any time during the life of this Warrant, declare a dividend payable in cash on its Warrant Shares and shall at substantially the same time offer to the holders of its Warrant Shares a right to purchase new Warrant Shares from the proceeds of such dividend or for an amount substantially equal to the dividend, all Warrant Shares so issued shall, for the purpose of this Warrant, be deemed to have been issued as a stock dividend.  Any dividend paid or distributed upon the Warrant Shares in shares of any other class of securities convertible into the same class of stock as the Warrant Shares shall be treated as a dividend paid in Warrant Shares to the extent that Warrant Shares are issuable upon the conversion thereof.

6.1.2 No Adjustment for Small Amounts.  The Company shall not be required to give effect to any adjustment in the Per Share Price unless and until the net effect of one or more adjustments, determined as provided above, shall have required a change of the Per Share Price by at least one percent (1%) of such Per Share Price; provided, however, that any adjustments which by reason of this Section 6.1.2 are not required to be made shall be carried forward and taken into account (together with any other adjustments so carried forward) in any subsequent adjustment.  All calculations made under this Section 6.1.2 shall be made to the nearest one cent ($.01) or to the nearest one-hundredth (1/100) of a share, as the case may be, but in no event shall the Company be obligated to issue fractional shares upon the exercise of this Warrant.

7.    Reclassification, Reorganization, Merger, etc.  In case, prior to the expiration of this Warrant by exercise or by its terms, of any capital reorganization, recapitalization, reclassification or other change of the outstanding Warrant Shares (other than as provided for in Section 6.1.1 hereof), or in case of any consolidation, merger or share exchange of the Company with or into any other corporation (other than a merger or share exchange with a subsidiary in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding Warrant Shares), or in case of any sale or conveyance to any other corporation of all or substantially all of the properties and assets of the Company, then, and in each such case, the Company shall cause effective provision to be made so that the holder of this Warrant shall have the right to receive, upon the exercise of this Warrant as provided herein, upon the consummation of such reorganization, recapitalization, reclassification, consolidation, merger, share exchange, sale or conveyance, the kind and amount of shares of stock or other securities or property receivable upon such reorganization, recapitalization, reclassification, consolidation, merger, share exchange, sale or conveyance by a holder of the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such reorganization, recapitalization, reclassification, consolidation, merger, share exchange, sale, or conveyance.  Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant.  A copy of such provision shall be furnished to the holder(s) of Warrants within ten (10) days after execution of the appropriate agreement pertaining to same and, in any event, prior to the effective date of any consolidation, merger, share exchange, sale or conveyance subject to the provisions of this Section 7.  The foregoing provisions of this Section 7 shall similarly apply to successive capital reorganizations, recapitalizations, reclassifications and changes of Warrant Shares and to successive consolidations, mergers, share exchanges, sales or conveyances.

8.    Determination of Adjusted Per Share Price.  Upon written request of the holder(s) following any event requiring an adjustment of the Per Share Price and of the number of Warrant Shares purchasable pursuant to this Warrant in accordance with, and as required by, the terms of this Warrant, the Company shall send written notice to the holder(s) of this Warrant stating the Per Share Price resulting from such adjustment, and any increase or decrease in the number of Warrant Shares to be acquired upon exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Such notice shall be conclusive and shall be binding upon such holder unless contested by such holder by written notice to the Company within ten (10) days after receipt thereof by such holder.

9.    Notice to Warrant Holder.  In case, prior to the expiration of this Warrant by exercise or by its terms:

9.1 The Company shall take a record of the holders of Warrant Shares for the purpose of entitling them to receive a dividend payable otherwise than in cash at an established annual or quarterly rate, or any other distribution in respect of Warrant Shares (including cash in an amount other than at an established annual or quarterly rate), pursuant to, without limitation, any spinoff, split-off or distribution of the Company's assets; or

9.2 The Company shall take a record of the holders of Warrant Shares for the purpose of entitling them to subscribe for or purchase any shares of any class or to receive any other rights; or

9.3 The Company shall engage in any classification, reclassification, or other reorganization of the capital stock of the Company, consolidation, merger, or share exchange of the Company with or into another corporation or conveyance of all or substantially all of the assets of the Company;

9.4 The Company shall engage in the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

9.5 The Company shall consummate a Change of Control (as defined below) transaction,

then, and in any such case, the Company shall mail to the holder of this Warrant, at least ten (10) days prior to such record date, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution, or rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, share exchange, conveyance, dissolution, liquidation, winding up, or Change of Control is to take place, as the case may be.

For purposes of this Warrant, a “Change in Control” means the Company (a) sells all or substantially all of its assets, (b) merges with or into any other entity (other than with an affiliate and solely for re-domestication purposes within the United States), or (c) transfers more than fifty percent (50%) of its outstanding equity interests to persons or entities who are not stockholders of the Company (or affiliates of stockholders of the Company) as of the date hereof.

10.    Liquidation and Dissolution. In case the Company, while this Warrant or any part hereof shall remain unexpired or unexercised, shall dissolve, liquidate or wind up its affairs, the holders of this Warrant may thereafter receive upon exercise hereof in lieu of each Warrant Share which such holder would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such dissolution, liquidation or winding up with respect to each Warrant Share.

11.    Reservation of Shares.  The Company will reserve and have at all times available sufficient Warrant Shares deliverable against the due exercise of this Warrant to satisfy the rights and privileges contained herein, and shall use all reasonable efforts to solicit approval of stockholders as may be required to permit the full issuance of Warrant Shares hereunder (as may be required in connection an adjustment to the number of Warrant Shares hereunder or an amendment to the Company’s charter documents).

12.    Expiration.  The right to exercise this Warrant shall expire upon the earlier of (i) 5:00 pm., Eastern Time, April 13, 2017 and (ii) immediately prior to a Change of Control, subject in all respects to the holder’s rights pursuant to Section 7; and, except as otherwise expressly provided herein, no rights herein given to the holder of this Warrant shall exist thereafter.

13.    Warrant Holder Not Deemed a Stockholder.  No holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any organization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance of record to the holder of this Warrant of the shares which it is then entitled to receive upon the due exercise of this Warrant.

14.    Waiver and Amendment.  Any provision of this Warrant may be amended, waived or modified upon the written consent of the Company and holder.

15.    No Limitation on Corporate Action.  No provisions of this Warrant and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Articles of Incorporation, reorganize, consolidate or merge with or into another corporation, or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights and powers.

16.    Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed sufficient (i) upon receipt, when hand delivered, (ii) the same day if sent before 4:00 p.m. Eastern time on a business day, and the next business if sent after 4:00 p.m. Eastern time, when sent via facsimile with confirmation of transmission or email, (iii) the next business day after, when sent by overnight courier service, or (iv) three (3) business days after being deposited in the U.S. mail, when mailed by certified or registered mail, postage prepaid, return receipt requested, in each instance, if sent to Lender, addressed or sent to the address first shown above or, if sent to the Company, at the addresses for notices set forth below, or at such other address(es) as either party shall have furnished to the other party in writing.

If to the Company:
Cosi, Inc.
Attn: CFO
1765 Lake Cook Rd., Suite 600
Deerfield, Illinois 60015
Facsimile:
Email:  bkoziel@getcosi.com

With a copy to:

Cosi, Inc.
Attn: General Counsel
1765 Lake Cook Rd., Suite 600
Deerfield, Illinois 60015
Facsimile:  (847) 580-4964
Email:  vbaue@getcosi.com

17.    Assignment.  This Warrant may be transferred or assigned by holder in compliance with applicable law, without the prior written consent of the Company.

18.    Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

End of Warrant  – signatures appear on next page

Signature Page to the Warrant to Purchase Stock,
dated as of April 14, 2014, issued by Cosi, Inc.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and as of the date and year first written above.

Dated: April 14, 2014	Cosi, Inc., a Delaware corporation, By: /s/ William Koziel Name: William Koziel Its: Chief Financial Officer

FORM OF EXERCISE

TO BE EXECUTED BY THE REGISTERED HOLDER
IF HE DESIRES TO EXERCISE THIS WARRANT

The undersigned hereby exercises the right to purchase [NO. OF WARRANT SHARES] Warrant Shares covered by this Warrant according to the conditions thereof and herewith makes payment of the Per Share Price of such shares by one of the following payment methods (please check one):

___  cash or by certified check; or

___  utilizing the Right as described in paragraph 3 of the Warrant.

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